 As filed with the Securities and Exchange Commission on October 10, 2000

                                                 Registration No. 333-46362

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                            Amendment No. 1 To
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ---------------

                                 TELLIUM, INC.
             (Exact name of Registrant as specified in its charter)

                                ---------------

         Delaware                    3661                    22-3509099
     (State or other          (Primary standard           (I.R.S. employer
     jurisdiction of              industrial             identification No.)
     incorporation or         classification code
      organization)                 number)

                                ---------------

                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                 (732) 923-4100
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ---------------

                                 Harry J. Carr
                            Chief Executive Officer
                                 Tellium, Inc.
                                2 Crescent Place
                        Oceanport, New Jersey 07757-0901
                                 (732) 923-4100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   Copies to:

     Richard A. Steinwurtzel, Esq.              Alexander D. Lynch, Esq.
       Vasiliki B. Tsaganos, Esq.                 Babak Yaghmaie, Esq.
    Fried, Frank, Harris, Shriver &       Gunderson Dettmer Stough Villeneuve
                Jacobson                       Franklin & Hachigian, LLP
     1001 Pennsylvania Avenue, N.W.           733 Third Avenue, Suite 220
               Suite 800                           New York, NY 10017
         Washington, D.C. 20004                      (212) 687-5222
             (202) 639-7000

                                ---------------

   Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                                ---------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           Title Of Each Class               Proposed Maximum Aggregate      Amount of
      Of Securities To Be Registered              Offering Price(1)       Registration Fee
-------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share.....      $250,000,000.00           $66,000.00(2)
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum offering price includes amounts attributable to shares that may be purchased by the underwriters to cover over-allotments, if any.

(2) Previously paid.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

     The purpose of this Amendment No.1 to the Form S-1 Registration Statement is to add certain exhibits and to amend a previously filed exhibit. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

    The following table sets forth expenses and costs payable by the Registrant (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee and the National Association of Securities Dealers' filing fee.

                                                                       Amount
                                                                     ----------
   Registration fee under Securities Act............................ $66,000.00
   NASD filing fee..................................................  25,500.00
   Nasdaq National Market listing fee...............................          *
   Legal fees and expenses..........................................          *
   Road show expenses...............................................          *
   Accounting fees and expenses.....................................          *
   Blue Sky fees and expenses.......................................          *
   Printing and engraving expenses..................................          *
   Registrar and transfer agent fees and expenses...................          *
   Miscellaneous expenses...........................................          *
                                                                     ----------
     Total..........................................................          *
                                                                     ==========

  --------
  * To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

    Under Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended and restated upon the closing of this offering, eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) from any transaction from which the director derived an improper personal benefit.

    The Registrant's Certificate of Incorporation, as amended and restated upon the closing of this offering, requires the Registrant to indemnify the Registrant's directors and officers to the extent permitted under Section 145 of the Delaware General Corporation Law.

    The Registrant's Certificate of Incorporation, as amended and restated upon the closing of this offering, also provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. Further, the Registrant's Certificate of Incorporation, as amended and restated upon the closing of this offering, provides that any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Registrant, or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and who desires indemnification shall make written application for such indemnification to the Board of Directors for its determination that indemnification is appropriate, and if so, to what extent.

    The Registrant's Bylaws, as amended and restated upon the closing of this offering, also provide that the Registrant may indemnify, to the extent of the provisions set forth therein, any person other than an officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Registrant, or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person makes written application for such indemnification to the Registrant's Board of Directors and the Registrant's Board determines that indemnification is appropriate and the extent thereof. The Registrant's Bylaws, as amended and restated upon the closing of this offering, further provide that the indemnification described therein is not exclusive and shall not exclude any other rights to which the person seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

    The above discussion of Section 145 and of the Registrant's Certificate of Incorporation and Bylaws, both as amended and restated upon the closing of this offering, is not intended to be exhaustive and is respectively qualified in its entirety by such statute, the Certificate of Incorporation and the Bylaws, both as amended and restated upon the closing of this offering.

    The Registrant intends to obtain primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against some liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Registrant, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

Item 15. Recent Sales of Unregistered Securities.

    Since its inception, the Registrant has issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) of the Securities Act, as transactions by an issuer not involving any public offering, or under Rules 701 and 506 thereunder. All of the below-referenced securities are deemed restricted securities for the purposes of the Securities Act. The common stock share numbers summarized below have been adjusted to reflect the three-for-one stock split of the Registrant's common stock that became effective on August 11, 2000. No underwriters were involved in any of the below-referenced sales of securities. For the sale of the Registrant's Series E preferred stock in September 2000, Goldman Sachs & Co. and Thomas Weisel Partners LLC served as placement agents.

    On May 8, 1997, June 18, 1997, July 11, 1998 and August 10, 1998, the
Registrant issued an aggregate of 2,604,000 shares of its common stock to its founders in the following amounts and for the following consideration: (1) 150,000 shares to Krishna Bala for an aggregate purchase price of $50; (2) 600,000 shares to Charles Brackett for an aggregate purchase price of $200; (3) 24,000 shares to Lyn Curtis for an aggregate purchase price of $8; (4) 150,000 shares to John Gamelin for an aggregate purchase price of $50; (5) 24,000 shares to Chris Gibbons for an aggregate purchase price of $8; (6) 45,000 shares to Paul Grabbe for an aggregate purchase price of $15; (7) 75,000 shares to Sarry Habiby for an aggregate purchase price of $25; (8) 24,000 shares to Andrew Rajhel for an aggregate purchase price of $8;
(9) 36,000 shares to Jim Ringo for an aggregate purchase price of $12; (10) 24,000 shares to Howard Shirokmann for an aggregate purchase price of $8; (11) 45,000 shares to Julian Soole for an aggregate purchase price of $15; (12) 105,000 shares to W. John Tomlinson for an aggregate purchase price of $35;
(13) 27,000 shares to Elizabeth Van Pelt for an aggregate purchase price of $9;
(14) 105,000 shares to Rich Vodhanel for an aggregate purchase price of $35;
(15) 120,000 shares to Michael Koblentz for an aggregate purchase price of $40;
(16) 300,000 shares to William J. Kelly for an aggregate purchase price of $100; and (17) 750,000 shares to Farouque Mesiya for an aggregate purchase price of $250.

    On May 8, 1997, the Registrant issued an aggregate of 8,766,667 shares of Series A preferred stock to 14 investors in the following amounts and for the following consideration: (1) 392,882 shares to Bell Communications Research in exchange for intellectual property with an aggregate value of $942,917; (2) 3,523,785 shares to Science Applications International Corporation in exchange for equipment with an aggregate value of $8,457,084; (3) 572,260 shares to Accel V L.P. for an aggregate purchase price of $1,373,424; (4) 76,680 shares to Accel Internet/Strategic Technology Fund L.P. for an aggregate purchase price of $184,032; (5) 11,360 shares to Accel Keiretsu V L.P. for an aggregate purchase price of $27,264; (6) 34,080 shares to Accel Investors '96 L.P. for an aggregate purchase price of $81,792; (7) 15,620 shares to Ellmore C. Patterson Partners for an aggregate purchase price of $37,488; (8) 333,333 shares to Blue Rock Capital, L.P. for an aggregate purchase price of $799,999; (9) 1,500,000 shares to Oak Investment Partners VII Limited Partnership for an aggregate purchase price of $3,600,000; (10) 1,850,000 shares to Ortel Corporation, for an aggregate purchase price of $4,440,000; (11) 40,000 shares to John Wallace for an aggregate purchase price of $96,000; (12) 282,316 shares to Worldview Technology Partners I, L.P. for an aggregate purchase price of $677,558; (13) 110,034 shares to Worldview Technology International I, L.P. for an aggregate purchase price of $264,082; and (14) 24,317 shares to Worldview Strategic Partners I, L.P. for an aggregate purchase price of $58,361.

    On May 8, 1997, the Registrant issued an aggregate of 233,333 shares of Series B preferred stock to one of its stockholders, Ortel Corporation, for an aggregate purchase price of $559,999.

    On May 20, 1998, the Registrant issued an aggregate of 416,667 shares of its Series A preferred stock to 5 of its stockholders in the following amounts and for the following consideration: (1) 335,834 shares to Accel V L.P. for an aggregate purchase price of $806,002; (2) 45,000 shares to Accel Internet/Strategic Technology Fund, L.P. for an aggregate purchase price of $108,000; (3) 6,667 shares to Accel Keiretsu V L.P. for an aggregate purchase price of $16,001; (4) 20,000 shares to Accel Investors '96 L.P. for an aggregate purchase price of $48,000; and (5) 9,166 shares to Ellmore C. Patterson Partners for an aggregate purchase price of $21,998.

    On December 30, 1998, the Registrant issued senior convertible notes in the aggregate principal amount of $16,000,000 to 14 of its stockholders as follows:
(1) Oak Investment Partners VII, Limited Partnership ($2,893,244); (2) Oak VII Affiliates Fund, Limited Partnership ($72,665); (3) Accel Investors '96 L.P. ($106,931); (4) Accel V L.P. ($1,795,548); (5) Accel Internet/Strategic
Technology Fund L.P. ($240,595); (6) Accel Keiretsu V L.P. ($35,644); (7) Science Applications Research Inc. ($7,744,318); (8) Worldview Technology International I, L.P. ($217,567); (9) Worldview Technology Partners I, L.P. ($558,215); (10) Worldview Strategic Partners I ($48,082); (11) Blue Rock Capital, L.P. ($659,090); (12) Ellmore C. Patterson Partners ($49,010); (13) Ortel Corporation ($1,500,000); and (14) John Wallace ($79,091). All of these notes were converted into shares of Series C preferred stock as of February 11, 1999, at a conversion price of $9.15 per share as described below.

    On February 9, 1999, the Registrant issued warrants to purchase an aggregate of 1,000,000 shares of its Series A preferred stock to 14 of its stockholders at an exercise price of $4.58 per share in the following amounts:
(1) 180,828 shares to Oak Investment Partners VII, Limited Partnership;

(2) 4,542 shares to Oak VII Affiliates Fund, Limited Partnership; (3) 6,683 shares to Accel Investors '96 L.P., (4) 112,222 shares to Accel V L.P., (5) 15,037 shares to Accel Internet/Strategic Technology Fund L.P.; (6) 2,228 shares to Accel Keiretsu V L.P.; (7) 484,020 shares to Science Applications Research Inc.; (8) 13,598 shares to Worldview Technology International I, L.P.;
(9) 34,888 shares to Worldview Technology Partners I, L.P.; (10) 3,005 shares to Worldview Strategic Partners I; (11) 41,193 shares to Blue Rock Capital, L.P.; (12) 3,063 shares to Ellmore C. Patterson Partners; (13) 93,750 shares to Ortel Corporation; and (14) 4,943 shares to John Wallace. All of these warrants, except the warrant issued to Ortel Corporation, were subsequently exercised for shares of its Series A preferred stock at an exercise price of $2.40 per share.

    On February 11, 1999, the Registrant issued an aggregate of 2,545,339 shares of Series C preferred stock to 15 of its stockholders in the following amounts and for the following consideration: (1) 765,027 shares to Cisco Systems for an aggregate purchase price of $6,999,997 in cash; (2) 322,104 shares to Oak Investment Partners VII, Limited Partnership in exchange for the conversion of a senior promissory note in the aggregate amount of $2,947,252;
(3) 8,090 shares to Oak VII Affiliates Fund, Limited Partnership in exchange for the conversion of a senior promissory note in the aggregate amount of $74,024; (4) 11,905 shares to Accel Investors '96 L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $108,931; (5) 199,898 shares to Accel V L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $1,829,067; (6) 26,785 shares to Accel Internet/Strategic Technology Fund L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $245,083; (7) 3,968 shares to Accel Keiretsu VI in exchange for the conversion of a senior promissory note in the aggregate amount of $36,307; (8) 5,456 shares to Ellmore C. Patterson Partners in exchange for the conversion of a senior promissory note in the aggregate amount of $49,922; (9) 861,961 shares to Science Applications International Corporation in exchange for the conversion of a senior promissory note in the aggregate amount of $7,886,943; (10) 24,162 shares to Worldview Technology International I, L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $221,082; (11) 61,993 shares to Worldview Technology Partners I, L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $567,236; (12) 5,340 shares to Worldview Strategic Partners I, L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $48,861; (13) 73,374 shares to Blue Rock Capital, L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $671,372; (14) 166,475 shares to Ortel Corporation in exchange for the conversion of a senior promissory note in the aggregate amount of $1,523,246; and (15) 8,801 shares to John Wallace in exchange for the conversion of a senior promissory note in the aggregate amount of $80,529.

    On June 30, 1999, the Registrant issued senior convertible notes in the aggregate principal amount of $5,000,000 to 14 of its stockholders in the following amounts: (1) Oak Investment Partners VII, Limited Partnership ($805,418); (2) Oak VII Affiliates Fund, Limited Partnership ($20,228);
(3) Accel Investors '96 L.P. ($29,767); (4) Accel V L.P. ($499,843); (5) Accel
Internet/Strategic Technology Fund L.P. ($66,976); (6) Accel Keiretsu V L.P. ($9,922); (7) Science Applications International Corporation ($2,155,853); (8) Worldview Technology International I, L.P. ($60,566); (9) Worldview Technology Partners I, L.P. ($155,395); (10) Worldview Strategic Partners I ($13,385);
(11) Blue Rock Capital, L.P. ($183,476); (12) Ellmore C. Patterson Partners ($13,643); (13) Ortel Corporation ($960,231); and (14) John Wallace ($25,296).
All of these notes were converted into shares of its Series D preferred stock as of December 2, 1999 at a conversion price of $9.15 per share.

    On September 21, 1999, the Registrant issued a warrant to purchase an aggregate of 5,226,000 shares of its common stock to Extant, Inc., with an exercise price of $3.05 per share, as consideration for the transactions contemplated by the Purchase Agreement dated as of September 21, 1999 between Tellium and Extant, Inc.

    On November 11, 1999, the Registrant issued two warrants to purchase an aggregate of 29,509 shares of its Series C preferred stock to Comdisco, Inc. with an exercise price of $9.15 per share as consideration for an equipment lease line of credit.

    On December 2, 1999, December 8, 1999, December 15, 1999 and January 14, 2000, the Registrant issued an aggregate of 6,010,926 shares of Series D preferred stock to 22 investors and stockholders in the following amounts and for the following consideration: (1) 1,684,522 shares to Thomas Weisel Capital Partners, L.P. in exchange for $15,413,376 in cash; (2) 203,364 shares to TWP CEO Founders' Circle (AI), L.P. in exchange for $1,860,781 in cash; (3) 787,251 shares to TWP CEO Founders' Circle (QP), L.P. in exchange for $7,203,347 in cash; (4) 57,104 shares to Thomas Weisel Partners Group LLC in exchange for $522,502 in cash; (5) 54,645 shares to RB Investment Partners II, LLC in exchange for $500,002 in cash; (6) 27,322 shares to Comdisco, Inc. in exchange for $249,996 in cash; (7) 466,871 shares to Oak Investment Partners VII, Limited Partnership in exchange for $3,432,859 in cash and for the conversion of a senior promissory note in the aggregate amount of $839,011; (8) 11,725 shares to Oak VII Affiliates Fund, Limited Partnership in exchange for $86,212 in cash and for the conversion of a senior promissory note in the aggregate amount of $21,072; (9) 3,388 shares to Accel Investors '96 L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $31,009;
(10) 56,906 shares to Accel V L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $520,691; (11) 7,625 shares to Accel Internet/Strategic Technology Fund L.P. in exchange for the conversion of a senior promissory note in the aggregate amount of $69,769; (12) 1,129 shares to Accel Keiretsu VI in exchange for the conversion of a senior promissory note in the aggregate amount of $10,336; (13) 518,663 shares to Science Applications International Corporation in exchange for $2,500,000 in cash and for the conversion of a senior promissory note in the aggregate amount of $2,245,770;
(14) 33,093 shares to Worldview Technology International I, L.P. in exchange for $239,709 in cash and for the conversion of a senior promissory note in the aggregate amount of $63,092; (15) 84,907 shares to Worldview Technology Partners I, L.P. in exchange for $615,023 in cash and for the conversion of a senior promissory note in the aggregate amount of $161,876; (16) 7,314 shares to Worldview Strategic Partners I, L.P. in exchange for $52,980 in cash and for the conversion of a senior promissory note in the aggregate amount of $13,943;
(17) 100,282 shares to Blue Rock Capital, L.P. in exchange for $726,452 in cash and for the conversion of a senior promissory note in the aggregate amount of $191,128; (18) 1,553 shares to Ellmore C. Patterson Partners in exchange for the conversion of a senior promissory note in the aggregate amount of $14,212;
(19) 524,736 shares to Ortel Corporation in exchange for $3,801,054 in cash and for the conversion of a senior promissory note in the aggregate amount of $1,000,281; (20) 12,406 shares to John Wallace in exchange for $87,164 in cash and for the conversion of a senior promissory note in the aggregate amount of $26,351; (21) 819,672 shares to Pequot Private Equity Fund II, L.P. in exchange for $7,499,999 in cash; and (22) 546,448 shares to SJJ LLC in exchange for $4,999,999 in cash.

    On April 4, 2000, the Registrant issued an aggregate of 6,600,000 shares of its common stock to Harry J. Carr under exercises of options for an aggregate purchase price of $14,102,000.

    On May 1, 2000, the Registrant issued an aggregate of 19,126 shares of Series C preferred stock to Taylor Winfield Inc. in cash for an aggregate purchase price of $175,003 to the Registrant.

    On June 30, 2000, the Registrant issued an aggregate of 906,250 shares of Series A preferred stock to its stockholders upon the exercise of warrants to purchase 906,250 shares of Series A preferred stock at an exercise price of $4.58 per share, in the following amounts and for the following consideration:
(1) 180,828 shares to Oak Investment Partners VII, Limited Partnership for an aggregate purchase price of $828,192; (2) 4,542 shares to Oak VII Affiliates Fund, Limited Partnership, for an aggregate purchase price of $20,802; (3) 6,683 shares to Accel Investors '96 L.P. for an aggregate purchase price of $30,608; (4) 112,222 shares to Accel V L.P. for an aggregate purchase price of $513,977; (5) 15,037 shares to Accel Internet/Strategic Technology Fund L.P. for an aggregate purchase price of $68,869; (6) 2,228 shares to Accel Keiretsu V L.P. for an aggregate purchase price of $10,204, (7) 484,020 shares to Science Applications Research Inc. for an aggregate purchase price of $2,216,812; (8) 13,598 shares to Worldview Technology International I, L.P. for an aggregate purchase price of $62,279; (9) 34,888 shares to Worldview Technology Partners I, L.P. for an aggregate purchase price of $159,787; (10) 3,005 shares to Worldview Strategic Partners I for an aggregate purchase price of $13,763; (11) 41,193 shares to Blue Rock Capital, L.P. for an aggregate purchase price of $188,664; (12) 3,063 shares to Ellmore C. Patterson Partners for an aggregate purchase price of $14,029; and (13) 4,943 shares to John Wallace for an aggregate purchase price of $22,639.

    On September 1, 2000, the Registrant issued an aggregate of 1,500,000 shares of its common stock to AT&T Corp. in consideration for a license of intellectual property.

    On September 18, 2000, as part of our agreement with Qwest, the Registrant issued two warrants to purchase a total of 2,000,000 shares of its common stock to U.S. Telesource, Inc., a wholly-owned subsidiary of Qwest, with an exercise price of $30.00 per share. On September 18, 2000, the Registrant also issued an aggregate of 333,333 shares of common stock to 7 officers and affiliates of Qwest for an aggregate purchase price of $9,999,990.

    On September 20, 2000, the Registrant issued an aggregate of 7,274,413 shares of its Series E preferred stock to 57 qualified institutional buyers and other accredited investors for an aggregate purchase price of $218.0 million.

    From May 8, 1997 (inception) to August 31, 2000, the Registrant granted stock options to purchase 35,245,108 shares of common stock at exercise prices ranging from $.08 to $2.14 per share to employees under its Amended and Restated 1997 Employee Stock Incentive Plan. During this time period, the Registrant also granted options to purchase: (1) 300,000 shares of common stock at an exercise price of $2.14 per share to consultants and contractors and (2) 6,600,000 shares of common stock at an exercise price of $2.14 per share to an employee outside of its Amended and Restated 1997 Employee Stock Incentive Plan.

    From April 1, 2000 through August 31, 2000, the Registrant issued an aggregate of 18,888,600 shares of its common stock to some of its executive officers under exercises of options under its Amended and Restated 1997 Employee Stock Incentive Plan for an aggregate purchase price of $38,659,233.

    From May 8, 1997 (inception) to August 31, 2000, the Registrant issued and sold an aggregate of 1,625,148 shares of its common stock to other employees for aggregate consideration of $.08 to $2.14 per share under exercises of options granted under its Amended and Restated 1997 Employee Stock Incentive Plan.

Item 16. Exhibits and Financial Statement Schedules.

    The following documents are filed as exhibits to this registration statement:


 Exhibit                              Description
 -------                              -----------
  1.1*   Form of Underwriting Agreement

  3.1*   Form of Amended and Restated Certificate of Incorporation of Tellium,
         Inc. to be effective upon completion of this offering

  3.2* Form of Amended and Restated Bylaws of Tellium, Inc. to be effective upon completion of this offering


 Exhibit                               Description
 -------                               -----------
  4.1*   Specimen common stock certificate

  4.2*   Amended and Restated Stockholders' Agreement dated as of September 19,
         2000 by and among Tellium, Inc. and certain stockholders of Tellium, Inc.

  4.3* Supplemental Stockholders' Agreement dated as of August 29, 2000 by and among Tellium, Inc. and certain former stockholders of Astarte
         Fiber Networks, Inc.

  5.1*   Opinion of Fried, Frank, Harris, Shriver & Jacobson


 10.1**  Amended and Restated Securities Purchase Agreement dated as of
         February 10, 1999, among Tellium, Inc. and the purchasers named therein

 10.2**  Stock Purchase Agreement dated as of February 11, 1999 by and among
         Tellium, Inc., Cisco Systems, Inc. and other investors, as amended pursuant to Amendment No. 1 dated May 5, 1999 to the Stock Purchase
         Agreement

 10.3**  Stock Purchase Agreement dated as of December 2, 1999 by and among
         Tellium, Inc. and certain investors

 10.4+   Purchase Agreement dated as of September 21, 1999 between Tellium,
         Inc. and Extant, Inc.

 10.5+   Agreement dated as of August 7, 2000 between Tellium, Inc. and Cable &
         Wireless Global Networks Limited

 10.6+   Contract Manufacturing Agreement dated as of August 1, 2000 between
         Tellium, Inc. and Solectron Corporation

 10.7**  Business Loan Agreement dated June 1, 2000 by and among Tellium, Inc.
         and Commerce Bank/Shore N.A.

 10.8*   Amended and Restated 1997 Employee Stock Incentive Plan

 10.9**  Executive Employment Agreement dated as of December 31, 1999 between
         Tellium, Inc. and Harry J. Carr

 10.10** Restricted Stock Agreement (Time Vested Shares) dated as of April 4,
         2000 by and between Tellium, Inc. and Harry J. Carr

 10.11** Restricted Stock Agreement (Performance Shares) dated as of April 4,
         2000 by and between Tellium, Inc. and Harry J. Carr, and Amendment
         Number 1 to the Restricted Stock Agreement dated September 18, 2000

 10.12** Form of Restricted Stock Agreement for Executives

 10.13+  Restated and Amended Intellectual Property Agreement dated December
         30, 1998 between Bell Communications Research Inc. and Tellium, Inc.

 10.14+  Procurement Agreement between Qwest Communications Corporation and
         Tellium, Inc.

 10.15** Form of Supplemental Stockholders Agreement, dated as of September 18,
         2000, by and among Tellium, Inc. and U.S. Telesource, Inc.

 10.16** Form of Supplemental Stockholders Agreement, dated as of September 18,
         2000, by and among Tellium, Inc. and the Holders listed therein

 10.17+  "A" Warrants to Purchase Common Stock granted to U.S. Telesource,
         Inc., dated as of September 18, 2000

 10.18+  "B" Warrants to Purchase Common Stock granted to U.S. Telesource,
         Inc., dated as of September 18, 2000

 10.19*  Lease Agreement dated February 9, 1998 between Tellium, Inc. and G.B.
         Ltd., L.L.C. (as amended)

 10.20** Lease Agreement dated August 3, 2000 between 185 Monmouth Parkway
         Associates, L.P. and Tellium, Inc.

 10.21** Stock Purchase Agreement dated September 1, 2000 by and between
         Tellium, Inc. and AT&T Corp.


 Exhibit                              Description
 -------                              -----------
 10.22*  Agreement and Plan of Merger dated as of August 29, 2000 by and among
         Tellium, Inc., Astarte Acquisition Corporation, Astarte Fiber
         Networks, Inc., AFN LLC and Aron B. Katz

 10.23+  Warrant to Purchase Common Stock granted to Extant, Inc. dated
         September 21, 1999, and Side Letter to Annex I to the Warrant dated
         December, 1999

 10.24** Patent License Agreement dated September 1, 2000 by and between
         Tellium, Inc. and AT&T Corp.

 10.25** Stock Purchase Agreement dated as of September 19, 2000 by and among
         Tellium, Inc. and certain investors

 16.1    Letter re: change in certifying accountant

 21.1**  Subsidiaries of Tellium, Inc.

 23.1**  Consent of Deloitte & Touche LLP

 23.2**  Consent of Ernst & Young LLP

 23.3**  Consent of Arthur Andersen LLP

 23.4*   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
         Exhibit 5.1 above)

 23.5**  Consent of RHK, Inc.

 24.1** Power of Attorney (included on signature page of this registration statement)

 27.1**  Financial data schedule

--------
* To be filed by amendment.

**Previously filed.
+ Subject to a confidential treatment request.

Item 17. Undertakings.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

      (1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit proper delivery to each purchaser.

      (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oceanport, State of New Jersey, on October 10, 2000.

                                          TELLIUM, INC.

                                              /s/ Harry J. Carr
                                          By: _________________________________
                                             Harry J. Carr
                                             Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Harry J. Carr            Chief Executive Officer     October 10, 2000
______________________________________ and Chairman of the Board
            Harry J. Carr              of Directors (Principal
                                       Executive Officer)

                  *                    President and Chief         October 10, 2000
______________________________________ Operating Officer
          Richard W. Barcus

                  *                    Director                    October 10, 2000
______________________________________
          Michael M. Connors

                  *                    Director                    October 10, 2000
______________________________________
          William B. Bunting

                  *                    Director                    October 10, 2000
______________________________________
          Jeffrey A. Feldman

                  *                    Director                    October 10, 2000
______________________________________
         Edward F. Glassmeyer

              Signature                          Title                   Date
              ---------                          -----                   ----
                  *                    Director                    October 10, 2000
______________________________________
           Richard C. Smith

                  *                    Director                    October 10, 2000
______________________________________
        William A. Roper, Jr.

                  *                    Chief Financial Officer     October 10, 2000
______________________________________ (Principal Financial and
           Michael J. Losch            Accounting Officer)

    *By:    /s/ Harry J. Carr
         Harry J. Carr Attorney-
          In-Fact

                               INDEX TO EXHIBITS

    The following documents are filed as exhibits to this registration statement:

 Exhibit                               Description
 -------                               -----------
  1.1*   Form of Underwriting Agreement

  3.1*   Form of Amended and Restated Certificate of Incorporation of Tellium,
         Inc. to be effective upon completion of this offering

  3.2* Form of Amended and Restated Bylaws of Tellium, Inc. to be effective upon completion of this offering

  4.1*   Specimen common stock certificate

  4.2*   Amended and Restated Stockholders' Agreement dated as of September 19,
         2000 by and among Tellium, Inc. and certain stockholders of Tellium, Inc.

  4.3* Supplemental Stockholders' Agreement dated as of August 29, 2000 by and among Tellium, Inc. and certain former stockholders of Astarte
         Fiber Networks, Inc.

  5.1*   Opinion of Fried, Frank, Harris, Shriver & Jacobson

 10.1**  Amended and Restated Securities Purchase Agreement dated as of
         February 10, 1999, among Tellium, Inc. and the purchasers named therein

 10.2**  Stock Purchase Agreement dated as of February 11, 1999 by and among
         Tellium, Inc., Cisco Systems, Inc. and other investors, as amended pursuant to Amendment No. 1 dated May 5, 1999 to the Stock Purchase
         Agreement

 10.3**  Stock Purchase Agreement dated as of December 2, 1999 by and among
         Tellium, Inc. and certain investors

 10.4+   Purchase Agreement dated as of September 21, 1999 between Tellium,
         Inc. and Extant, Inc.

 10.5+   Agreement dated as of August 7, 2000 between Tellium, Inc. and Cable &
         Wireless Global Networks Limited

 10.6+   Contract Manufacturing Agreement dated as of August 1, 2000 between
         Tellium, Inc. and Solectron Corporation

 10.7**  Business Loan Agreement dated June 1, 2000 by and among Tellium, Inc.
         and Commerce Bank/Shore N.A.

 10.8*   Amended and Restated 1997 Employee Stock Incentive Plan

 10.9**  Executive Employment Agreement dated as of December 31, 1999 between
         Tellium, Inc. and Harry J. Carr

 10.10** Restricted Stock Agreement (Time Vested Shares) dated as of April 4,
         2000 by and between Tellium, Inc. and Harry J. Carr

 10.11** Restricted Stock Agreement (Performance Shares) dated as of April 4,
         2000 by and between Tellium, Inc. and Harry J. Carr, and Amendment
         Number 1 to the Restricted Stock Agreement dated September 18, 2000

 10.12** Form of Restricted Stock Agreement for Executives

 10.13+  Restated and Amended Intellectual Property Agreement dated December
         30, 1998 between Bell Communications Research Inc. and Tellium, Inc.


 Exhibit                               Description
 -------                               -----------
 10.14+  Procurement Agreement between Qwest Communications Corporation and
         Tellium, Inc.

 10.15** Form of Supplemental Stockholders Agreement, dated as of September 18,
         2000, by and among Tellium, Inc. and U.S. Telesource, Inc.

 10.16** Form of Supplemental Stockholders Agreement, dated as of September 18,
         2000, by and among Tellium, Inc. and the Holders listed therein

 10.17+  "A" Warrants to Purchase Common Stock granted to U.S. Telesource,
         Inc., dated as of September 18, 2000

 10.18+  "B" Warrants to Purchase Common Stock granted to U.S. Telesource,
         Inc., dated as of September 18, 2000

 10.19*  Lease Agreement dated February 9, 1998 between Tellium, Inc. and G.B.
         Ltd., L.L.C. (as amended)

 10.20** Lease Agreement dated August 3, 2000 between 185 Monmouth Parkway
         Associates, L.P. and Tellium, Inc.

 10.21** Stock Purchase Agreement dated September 1, 2000 by and between
         Tellium, Inc. and AT&T Corp.

 10.22* Agreement and Plan of Merger dated as of August 29, 2000 by and among Tellium, Inc., Astarte Acquisition Corporation, Astarte Fiber
         Networks, Inc., AFN LLC and Aron B. Katz

 10.23+  Warrant to Purchase Common Stock granted to Extant, Inc. dated
         September 21, 1999, and Side Letter to Annex I to the Warrant dated
         December 1999.

 10.24** Patent License Agreement dated September 1, 2000 by and between
         Tellium, Inc. and AT&T Corp.

 10.25** Stock Purchase Agreement dated as of September 19, 2000 by and among
         Tellium, Inc. and certain investors

 16.1    Letter re: change in certifying accountant

 21.1**  Subsidiaries of Tellium, Inc.

 23.1**  Consent of Deloitte & Touche LLP

 23.2**  Consent of Ernst & Young LLP

 23.3**  Consent of Arthur Andersen LLP

 23.4*   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
         Exhibit 5.1 above)

 23.5**  Consent of RHK, Inc.

 24.1** Power of Attorney (included on signature page of this registration statement)

 27.1**  Financial data schedule

--------
* To be filed by amendment.

** Previously filed.
+ Subject to a confidential treatment request.